Exhibit 99.2

Listed on the New York Stock Exchange (KIM)	NEWS RELEASE

Kimco Realty Announces the Expiration and Final Results of its Cash Tender Offer

for any and all of its Outstanding 4.30% Series E Medium-Term Notes due 2018

NEW HYDE PARK, N.Y., August 8, 2017 – Kimco Realty Corp. (NYSE: KIM) today announced the expiration, as of 5:00 p.m., New York City time, on August 7, 2017 (the “Expiration Time”), of its previously announced offer to purchase for cash any and all of its outstanding 4.30% Series E Medium-Term Notes due 2018 (the “2018 notes”).

$210,988,000 in aggregate principal amount of the 2018 notes (approximately 70.33% of the aggregate principal amount of the 2018 notes currently outstanding) were validly tendered and not validly withdrawn on or prior to the Expiration Time.

The table below summarizes the results of the tender offer.

Notes	CUSIP Number	Principal Amount Tendered	Percent Tendered	Consideration(1)
4.30% Series E Medium-Term Notes due 2018	49446X AA4	$210,988,000	70.33%	$1,006.56

(1)   Per $1,000 principal amount of 2018 notes accepted for purchase and excluding accrued and unpaid interest up to, but excluding, the Settlement Date (as defined herein).

The company expects to accept for purchase all of the 2018 notes validly tendered and not validly withdrawn at or prior to the Expiration Time and expects to make payment for such 2018 notes on the settlement date, which is expected to be August 10, 2017 (the “Settlement Date”). Holders of 2018 notes subject to the tender offer who validly tendered and did not validly withdraw their notes on or prior to the Expiration Time will receive the consideration for the 2018 notes set forth in the table above per $1,000 principal amount of 2018 notes accepted for purchase, plus accrued and unpaid interest up to, but excluding, the Settlement Date.

The tender offer was made pursuant to an offer to purchase, dated August 1, 2017 (as may be amended or supplemented from time to time, the “Offer to Purchase”), the related letter of transmittal (as may be amended or supplemented from time to time, the “Letter of Transmittal”) and a notice of guaranteed delivery (as may be amended or supplemented from time to time, the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase and the Letter of Transmittal, the “Tender Offer Documents”).

The tender offer was conducted upon the terms and subject to the conditions described in the Tender Offer Documents. RBC Capital Markets, LLC, an underwriter for the previously announced notes offering, is serving as the dealer manager for the tender offer. Questions regarding the tender offer may be directed to RBC Capital Markets, LLC, at (877) 381-2099 (U.S. toll-free) and (212) 618-7822 (collect). Copies of the Tender Offer Documents may be obtained from the information agent for the tender offer, Global Bondholder Services Corporation at (866) 470-3900 (U.S. toll-free) and (212) 430-3774 (collect), via email at contact@gbsc-usa.com, or via the following web address: http://www.gbsc-usa.com/Kimco/.

None of the company, its board of directors, its officers, the dealer manager, the tender agent, the information agent or the trustee with respect to the 2018 notes, or any of the company’s or their respective affiliates, makes any recommendation that holders tender or refrain from tendering all or any portion of the principal amount of their 2018 notes, and no one has been authorized by any of them to make such a recommendation. Holders are urged to evaluate carefully all information in the Tender Offer Documents, consult their own investment and tax advisors and make their own decisions whether to tender 2018 notes, and, if so, the principal amount of 2018 notes to tender. The tender offer is being made only by the Tender Offer Documents.

None of the Tender Offer Documents have been filed with or reviewed by any federal or state securities commission or regulatory authority of any country, nor has any such commission or authority passed upon the accuracy or adequacy of the Tender Offer Documents. Any representation to the contrary is unlawful and may be a criminal offense.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any 2018 notes in the tender offer. The tender offer is not being made to holders of 2018 notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the tender offer is required to be made by a licensed broker or dealer, the tender offer will be deemed to be made on behalf of the company by the dealer manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Kimco

Kimco Realty Corp. (NYSE: KIM) is a real estate investment trust (REIT) headquartered in New Hyde Park, N.Y., that is one of the nation’s largest publicly-traded owners and operators of open-air shopping centers. As of June 30, 2017, the company owned interests in 511 shopping center properties comprising 84.1 million square feet of gross leasable space across 32 states, Puerto Rico and Canada. Publicly traded on the NYSE since 1991, and included in the S&P 500 Index, the company has specialized in shopping center acquisitions, development and management for more than 50 years.

Safe Harbor Statement

The statements in this press release state the company’s and management’s intentions, beliefs, expectations or projections of the future and are forward-looking statements. It is important to note that the company’s actual results could differ materially from those projected in such forward-looking statements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) general adverse economic and local real estate conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the company, (iv) the company’s ability to raise capital by selling its assets, (v) changes in governmental laws and regulations, (vi) the level and volatility of interest rates and foreign currency exchange rates and management’s ability to estimate the impact thereof, (vii) risks related to the company’s international operations, (viii) the availability of suitable acquisition, disposition, development and redevelopment opportunities, and risks related to acquisitions not performing in accordance with the company’s expectations, (ix) valuation and risks related to the company’s joint venture and preferred equity investments, (x) valuation of marketable securities and other investments, (xi) increases in operating costs, (xii) changes in the dividend policy for the company’s common stock, (xiii) the reduction in the company’s income in the event of multiple lease terminations by tenants or a failure by multiple tenants to occupy their premises in a shopping center, (xiv) impairment charges and  (xv) unanticipated changes in the company’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings. Copies of each filing may be obtained from the company or the SEC.

The company refers you to the documents filed by the company from time to time with the SEC, specifically the sections titled “Risk Factors” in the prospectus supplement and prospectus relating to the company’s 2025 notes and 2047 notes and in the company’s Annual Report on Form 10-K for the year ended December 31, 2016, as may be updated or supplemented in the company’s Quarterly Reports on Form 10-Q and the company’s other filings with the SEC, which discuss these and other factors that could adversely affect the company’s results. The company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:

David F. Bujnicki
Senior Vice President, Investor Relations and Strategy

Kimco Realty Corporation
1-866-831-4297

dbujnicki@kimcorealty.com